Exhibit 10.15.3

SECOND AMENDMENT TO OPTION AND PROJECT EVALUATION AGREEMENT

THIS SECOND AMENDMENT TO THE OPTION AND PROJECT EVALUATION AGREEMENT (the “Second Amendment”) is entered into effective July 17, 2025 (the “Amendment Effective Date”), by and among Foothills Rare Earths, LLC, a North Carolina limited liability company (“FRE US”), Foothills Rare Earths Limited, an Australian limited liability company (“FRE”), Southeast Metals LLC, a Virginia limited liability company (“SEM”), Robert B. Cook, James E. Bond, Richard B. Gilliam, and H. Ross Arnold (each a “Member” and collectively, the “Members”). The parties to this Agreement are each referred to as a “Party” and collective the “Parties”.

WITNESSETH:

WHEREAS, the Parties entered into that certain Option and Project Evaluation Agreement (the “Option”) effective as of December 11, 2020; and

WHEREAS, the Parties entered into that First Amendment to the Option and Project Evaluation Agreement (the “First Amendment”) effective as of December 11, 2023; and

WHEREAS, the Parties desire to clarify the names of the parties subject to the Option and ratify such name changes, which were not clearly noted in the First Amendment; and

WHEREAS, FRE US and FRE have been acquired by Rare Earths Americas Ltd, a Cayman Island corporation (“REA”); and

WHEREAS the Parties wish to further modify some of the terms of the Option, all as more particularly hereinafter set forth.

NOW THEREFORE, pursuant to the provisions of Section 12(c) of the Option, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.
Parties to the Option.
a.
Piedmont Rare Earths, LLC, defined as Piedmont RE in the Option, amended its Certificate of Authority to change its name to Foothills Rare Earths LLC on April 7, 2021. As such, all references in the Option to Piedmont RE shall be updated to now reference FRE US.
b.
U.S. Elements Pty Ltd, defined as U.S. Elements in the Option, filed a certificate of name change in Australia on June 1, 2022, to change its name to Foothills Rare Earths Limited. As such, all references in the Option to U.S. Elements shall be updated to now reference FRE.
c.
FRE US remains a wholly-owned subsidiary of FRE. As of the Amendment Effective Date, FRE is approximately 95% majority-owned subsidiary of REA. While FRE no

Exhibit 10.15.3

longer intends to list on a stock exchange, REA plans to list on an Exchange by way of an initial public offering.
d.
Exhibit A attached hereto represents the corporate organization chart of the Parties.
2.
Section 1(z). Section 1(z) of the Option, which was amended by the First Amendment, is hereby deleted in its entirety and replaced with the following:

(z) “Option Period” means the period beginning on the Effective Date and terminating on the earliest to occur of (i) August 1, 2026, (ii) the Closing Date, or (iii) the termination of this Agreement.”

3.
Section 1(oo). Section 1(oo) of the Option is hereby deleted in its entirety and replaced with the following:

(oo) “REA Share” means an ordinary fully paid share in the capital of Rare Earths America Ltd., a Cayman Island corporation.

4.
Amendments to Sections 2 and 3 to Reflect Acquisition by REA
a.
All references to USE Share in Sections 2 and 3 shall hereafter refer to REA Share.
b.
The references to U.S. Elements in Sections 2(c)(ii)(2), 2(c)(ii)(iii), 3(b)(i)(3) and 3(b)(i)(4) are hereby deleted and replaced with Rare Earths Americas Ltd.
c.
Section 3(c)(iii)(4) shall be deleted in its entirety without replacement.
5.
New Section 3(b)(i)(9). Section 3 of the Option shall be amended to include a new subsection (b)(i)(9) as follows:

(9) all approvals required under Section 18.1 of the Property Agreement described in Exhibit B of the Option have been obtained.

6.
New Section 5(c). Section 5 of the Option shall be amended to include a new subsection (c) as follows:

(c) FRE US agrees to provide SEM with a written report on a bi-monthly basis outlining all material activities conducted on the Covered Property in connection with mineral exploration. Each report shall include a summary of work performed, dates of such activities, the nature and location of any sampling or drilling, and any preliminary findings or results obtained. Reports shall be delivered to SEM by the 15th day of each calendar month for the preceding two months’ activities. FRE US shall make reasonable efforts to ensure the accuracy and completeness of the information provided in such reports.

Exhibit 10.15.3

7.
Updated Notices. Section 12(f) is amended to replace the current contact information for FRE US (formally Piedmont RE) and FRE (U.S. Elements) with one consolidated notice contact and copy as follows:

If to FRE or FRE US: P.O. Box 13

Stony Point, NC 2868

Attn: Don Swartz

(724) 322-6391

with copy to:

Attn: Jennifer Grafton

(719) 659-8838

8.
Amendment Effective Date. This Second Amendment shall be effective upon the Amendment Effective Date.
9.
Conflict of Terms. In the event of any conflict between the terms of the Option and the terms hereof, the terms of this Second Amendment shall control.
10.
No Further Amendment. Except as amended hereby and in the First Amendment, the Option has not been further amended or modified, and remains in full force and effect, including but not limited to the obligations of FRE in Section 5(b)(c). This Second Amendment shall constitute an amendment of the Option and shall be fully incorporated into and subject to the terms and provisions thereof.
11.
Counterparts. This Second Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which shall constitute one and the same instrument.
12.
Electronic Signatures. Any counterpart of this Second Amendment which is delivered by facsimile transmission or electronic mail shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings related to this Second Amendment.
13.
Mutual Representation as to Authority. Each individual whose signature appears below warrants and represents to all parties hereto that such individual has full right and authority to execute this Second Amendment in the capacity designated, and further warrants and represents that such signatures are sufficient to bind the party on whose behalf this Second Amendment is being executed to the terms and provisions hereof.

[Signatures appear on the following page]

Exhibit 10.15.3

IN WITNESS WHEREOF, the Parties have executed this Second Amendment by their duly authorized representatives as of the Amendment Effective Date.

FRE US:
Foothills Rare Earths, LLC
By:	/s/ Anastasios Arima
Name:	Anastasios Arima
Title:	Manager

FRE:
Foothills Rare Earths Limited
By:	/s/ Anastasios Arima
Name:	Anastasios Arima
Title:	Director

SEM:
Southeast Metals LLC
By:	/s/ Bart L Graham
Name:	Bart L Graham
Title:	Assistant Manager

MEMBERS:
/s/ Robert B. Cook
Robert B. Cook
/s/ James E. Bond
James E. Bond
/s/ Richard Gilliam
Richard Gilliam
/s/ H. Ross Arnold
H. Ross Arnold

Exhibit 10.15.3

Exhibit A

Rare Earths America Ltd.
(Cayman Islands)
Alpha Minerals Brazil Participacoes Ltda
(Brazil)
Foothills Rare Earths Limited (Australia)
REA Management Company, LLC
(Texas)
Brazilian REE Projects
Foothills Rare Earths, LLC
(North Carolina)
U.S. entity for corporate employees non-specific to an asset
Georgia Project